Ex. 99.2

OMITTED EXHIBITS AND SCHEDULES

TO ASSET PURCHASE AGREEMENT

In accordance with the instructions to Item 601, the following exhibits and schedules were omitted from Exhibit 10.02 Asset Purchase Agreement. North American Energy Resources, Inc. agrees to furnish supplementally a copy of any omitted exhibit and schedule listed below to the Commission upon request.

•         Exhibit A-2 Wells

•         Exhibit A-3 Easements

•         Exhibit A-4 Contracts

•         Exhibit A-5 Automobiles and Moveable Trailers

•         Exhibit A-6 Claims Against Third Parties

•         Exhibit A-7 Deposits, Pre-Paid Expenses and Refunds

•         Exhibit B Purchase Price Allocation

•         Exhibit C Form of Assignment, Bill of Sale and Conveyance

•         Exhibit D Form of Non-Foreign Affidavit

•         Exhibit E - Castex Transaction

•         Schedule 3.2(b) (vii) Amounts Held in Suspense

•         Schedule 4.1(f) Preferential Rights and Consents to Assign

•         Schedule 4.1(h) Litigation and Claims

•         Schedule 4.1(k) AFEs and Cash Calls

•         Schedule 4.1(m) Subsequent Events

•         Schedule 4.1 (r) Gas Imbalances

•         Schedule 4.1(t) Payout Status for Existing Wells

•         Schedule 4.1(v) Encumbrances and Affiliated Interests

•         Schedule 14.1(v) Hedges

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